Exhibit 99(j)











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated June 25, 2014 with respect to the financial statements of AllianceBernstein Corporate Income Shares and AllianceBernstein Taxable Multi-Sector Income Shares and June 26, 2014 with respect to the financial statements of AllianceBernstein Municipal Income Shares for the fiscal year ended April 30, 2014 which are incorporated by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A No. 333-112207) of AllianceBernstein Corporate Shares.

                                              /s/ ERNST & YOUNG LLP


New York, New York
August 26, 2014